Exhibit 10.3
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
     THIS AMENDMENT (this “Amendment”) to that certain Employment Agreement dated July 30, 2007 (the “Original Agreement”), is entered into by and between CARDIOGENESIS CORPORATION, a California corporation (the “Company”) and William R. Abbott (the “Executive”), effective as of July 1, 2009, on the following terms and conditions.
BACKGROUND
     A. The Company and Employee are parties to the Original Agreement.
     B. The Company and Employee desire to amend the Original Agreement as set forth below.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the Company and Employee, intending to be legally bound, hereby agree as follows:
     1. Section 1.1 of the Original Agreement is hereby amended and restated to read in its entirety as follows:
1.1 EMPLOYMENT. The Company hereby agrees to employ the Executive as the Chief Financial Officer of the Company, reporting to the Executive Chairman of the Company, and the Executive accepts such employment and agrees to devote substantially all his business time and efforts and skills on such reasonable duties as shall be assigned to him by the Executive Chairman commensurate with such position. This Agreement shall automatically be extended for additional one (1) year renewal terms on June 30 of each year (unless sooner terminated pursuant to the terms and provisions herein) unless either party gives written notice to the other to terminate this Agreement at least thirty (30) days prior to the end of the preceding term.
     2. Waiver. Pursuant to Section 6.6 of the Original Agreement, Executive hereby consents to the modifications to his reporting obligations as reflected in this Amendment, and waives any claim that such modifications constitute “good reason” under Section 3.3 of the Original Agreement. Such waiver shall be considered a continuing waiver of the provisions of Section 3.3 of the Original Agreement and shall apply to the current term of the Original Agreement and all successive renewal terms thereafter, unless otherwise agreed to in writing by the Company and Executive.
     3. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which shall constitute one Amendment.
     4. Terms and Conditions of the Original Agreement. Except as specifically amended by this Amendment, all terms and conditions of the Original Agreement shall remain in full force and effect.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year set forth above.

“COMPANY”

CARDIOGENESIS CORPORATION

By:

Name:	Paul McCormick
Its:	Executive Chairman

“EXECUTIVE”

William R. Abbott